Exhibit 99.1

Contact:	Joe Scopelliti, 1-866-832-4474
PPL Susquehanna

Unit 1 at Susquehanna Nuclear Plant Returns to Service Following Outage;
No Indications of Cracks Found from Inspection of Unit 2 Turbine

BERWICK, Pa. (June 7, 2012) -- Unit 1 at the Susquehanna nuclear power plant in Luzerne County, Pa., resumed generating electricity for customers Thursday (6/7) after a scheduled refueling and maintenance outage.
Plant operator PPL Susquehanna LLC also announced that it has found no turbine blade cracks on Unit 2, which was shut down May 30 for inspection based on the discovery of cracks on some Unit 1 turbine blades, which were replaced during the just-completed outage.
“Our focus on the long-term safe operation of the plant guides decisions on equipment issues such as these,” said Timothy S. Rausch, PPL Susquehanna senior vice president and chief nuclear officer. “We have determined that we do not need to replace blades on the Unit 2 turbine, but will install more diagnostic equipment on the turbine before restarting the unit.”
Diagnostic equipment on the turbines of both Susquehanna units will be used to validate the suspected causes currently under engineering review.
During the Unit 1 scheduled outage, which began March 31, workers completed hundreds of maintenance tasks and upgrades, replaced about 40 percent of the uranium fuel, and replaced turbine blades where indications of cracks were found during an inspection.
“Going into the refueling outage, we proactively planned the Unit 1 turbine inspection, and were well-prepared for the blade replacement work we conducted,” Rausch said.
PPL Corporation said the total impact of the turbine blade inspection and replacements for both units is not expected to be material and the company is maintaining its 2012 forecast of $2.15 to $2.45 per share in earnings from ongoing operations.
The two units at the Susquehanna plant have a generating capacity of about 2,500 megawatts.
The Susquehanna plant, located in Luzerne County about seven miles north of Berwick, is owned jointly by PPL Susquehanna LLC and Allegheny Electric Cooperative Inc. and is operated by PPL Susquehanna LLC.
PPL Susquehanna LLC is one of PPL Corporation’s generating affiliates. Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) owns or controls through its subsidiaries about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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 “Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Adjusted energy-related economic activity (as discussed below).

•	Foreign currency-related economic hedges.

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).

•	Workforce reduction and other restructuring impacts.

•	Acquisition-related adjustments.

•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

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